ASSETS PURCHASE AGREEMENT

                                 BY AND BETWEEN

                            ONE PLUS MARKETING, INC.

                                       AND

                                  SCOTT A. BEIL

                            ASSETS PURCHASE AGREEMENT

         This ASSETS PURCHASE AGREEMENT ("Agreement") dated as of December 17, 1999, by and between One Plus Marketing, Inc., an Illinois corporation ("Seller"), and Scott A. Beil, an individual, ("Purchaser").

          WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller certain property and assets of Seller.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants, and agreements contained herein, the parties hereto agree as follows:


                        ARTICLE I. ASSETS TO BE CONVEYED

         At Closing, Seller shall sell, convey, assign, and transfer to Purchaser, and Purchaser shall purchase and acquire from Seller, the following items (hereinafter "Assets") of Seller:

         (1) all of Seller's computer hardware, software, and systems; telephones, office supplies, furniture, fixtures, equipment (including telecopier equipment), and all other tangible property located in the facility at 700 North Second Street, Third Floor, St. Louis, Missouri ("OPM's St. Louis Office"), including but not limited to those items identified on Schedule I(1), but excluding from the Assets all current insurance policies of Seller. Purchaser to verify and confirm the existence of such assets the day of closing and notify Seller of any discrepancies;

         (2) copies or originals of all files, correspondence, internal reports, proprietary information, technical information, and contractual documents relating to Seller's operations at OPM's St. Louis Office, including, but not limited to, databases and records on magnetic tape, floppy disk, or other form of media;

         (3) leases identified on Schedule I(3);

         (4) the telephone numbers listed on Schedule I(4);

         (5) all accounts receivable of Seller as of the Closing Date except an account receivable from Hitcom Corporation in the amount of $1,650,000. ("Accounts Receivable"). Said Accounts Receivable are being purchased with no assurance from Seller as to their collectability.

         (6) the name "One Plus Marketing" and all derivatives thereof; and,

         (7) all customer agreements and customer contracts of Seller and all operating contracts with suppliers of Seller.

                    ARTICLE II. CONSIDERATION FROM PURCHASER

         In consideration for the conveyance by Seller to Purchaser of the Assets, Purchaser shall assume and be solely liable for the liabilities identified in Schedule II ("Assumed Liabilities"). Purchaser shall deliver to Seller at Closing 5,837,503 shares of Hitcom Corporation common stock endorsed in blank with an irrevocable stock power in form acceptable to Seller.


                              ARTICLE III. CLOSING

         The closing of the transactions contemplated by this Agreement ("Closing") shall commence at 4:00 P.M., C.S.T. on December 17, 1999, at the offices of Purchaser's counsel in Edwardsville, Illinois ("Closing Date"). The sale and purchase of the Assets shall be deemed effective at 12:59 P.M., on the Closing Date for all purposes.


                   ARTICLE IV. CONDITIONS PRECEDENT TO CLOSING

         Each of the obligations of the Seller and Purchaser, respectively, to be performed hereunder shall be subject to the satisfaction or waiver by the Purchaser and Seller, respectively, at or prior to the Closing Date as provided herein. Further, the following shall be conditions precedent to the respective parties' obligation to close:

         (1) The representations and warranties of the Seller and Purchaser contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date;

         (2) the Seller and Purchaser, respectively, shall have delivered to each other all required deliveries as provided in this Agreement.

         (3)  Purchaser  shall  close on the Assets  Purchase  Agreement  By and
Between  Hitcom   Corporation  and  Scott  A.  Beil  dated  December  17,  1999, concurrently with the closing of this Agreement.


                    ARTICLE V. SELLER'S DELIVERIES AT CLOSING

         At Closing, Seller shall deliver to Purchaser, unless previously delivered, in form and substance satisfactory to Purchaser, the following:

         (1) a fully executed and enforceable Bill of Sale for all the Assets, including the items identified in Schedule I(1), and Schedule I(4);

         (2)  a  fully  executed  and  enforceable   assignment  of  each  lease
identified in Schedule I(3) of this Agreement;

         (3) a consent to assignment from each of the respective lessors of each lease identified in Schedule I(3), stating that as of the Closing Date, there has been no breach by Seller of the respective lease and that Seller is not in default of the respective lease;

         (4) a fully executed and enforceable assignment of Accounts Receivable of Seller as of the Closing Date;

         (5) a certified statement of the Seller to the effect that Seller is authorized by its directors to enter into the transactions contemplated by this Agreement;

         (6) a certificate of good standing from the State of Illinois dated within 30 days before or on the Closing Date;

         (7) All items, books, records, files, agreements, purchase orders, internal reports, and materials in Seller's possession relating to the Assets; and

         (8)  Such  other  documents  and  deliveries   reasonably  required  by
Purchaser or Purchaser's Lender to consummate the transactions contemplated by this Agreement.


                  ARTICLE VI. PURCHASER'S DELIVERIES AT CLOSING

         At Closing, Purchaser shall deliver to Seller, in form and substance satisfactory to Seller the following:

         (1) a fully executed and enforceable Assumption of Liabilities for the Assumed Liabilities;

         (2) 5,837,503 shares of Hitcom Corporation common stock endorsed in blank with irrevocable stock power in form acceptable to Seller;

         (3) Such other documents and deliveries reasonably requested by Seller to consummate the transactions contemplated by this Agreement.



               ARTICLE VII. MUTUAL REPRESENTATIONS AND WARRANTIES

         Seller and Purchaser agree, represent and warrant that from the date of this Agreement, except as otherwise consented to in writing:

         (1) At all times subsequent to Closing, Seller and Purchaser each will permit the other party and their representatives, including but not limited to lawyers and accountants, during normal business hours, to have access to and examine and make copies of all books, records, files, and documents in its possession that relate to the Assets or this Agreement or the other agreements and instruments referred to in this Agreement or that relate to transactions or events occurring prior to the Closing or to transactions or events occurring subsequent to the Closing that are related to or arise out of transactions or events relating to the Closing.

         (2) For any rights or remedies relating to the Assets that may be enforced after the Closing Date against third parties, Purchaser will notify Seller in writing of any such enforcement that should properly be instituted in the name of Seller, and Seller will join with Purchaser in enforcing such rights and remedies or enforce such rights or remedies in Seller's own name at Purchaser's sole cost.

         (3) All representations, warranties, covenants, and agreements made by either party to this Agreement shall survive the Closing.

         (4) The parties will each use their best efforts to cause all conditions of the consummation of the transaction contemplated herein to be satisfied prior to termination of this Agreement.

         (5) All covenants, agreements, representations and warranties made in this Agreement shall be deemed to be material and to have been relied upon by Purchaser and Seller, notwithstanding any prior knowledge or investigations made by or on behalf of them.


              ARTICLE VIII. SELLER'S REPRESENTATIONS AND WARRANTIES

         Seller agrees, represents and warrants that from the date of this Agreement, except as otherwise consented to in writing by Purchaser:

         (1) Seller's business shall be conducted only in the ordinary course and consistent with past practices except that Seller shall take such action as may be necessary to preserve the Assets and to comply with all applicable laws, ordinances, regulations, and orders of all governmental agencies and regulatory authorities;

         (2) Seller shall not dispose of, encumber, assign, or mortgage any of the Assets;

         (3) Seller shall preserve intact its business organization and use its best effort to keep available the services of its present officers and key employees and to preserve the goodwill of those having business relationships with it;

         (4) The Seller shall perform all of its obligations under contracts relating to the Assets;

         (5) As of the Closing Date, there will be no material adverse change to the Assets or the business of Seller from the status and condition as it exists as of the date of this Agreement, and Seller shall use its best efforts to preserve the same;

         (6) Seller shall pay sales, use, and transfer taxes, if any, payable to the State of Missouri, any county, or municipality located therein, or any other federal, state, or local governmental entity in connection with the transactions contemplated by this Agreement or the other agreements or instruments referred to in this Agreement;

         (7) Seller agrees to indemnify Purchaser against any claims resulting from Seller's or Purchaser's failure to comply with any bulk sales laws that may be applicable to the transactions contemplated by this Agreement;

         (8) Seller agrees to comply with any and all state and federal rules and regulations, including those of the Securities and Exchange Commission, and notice requirements in connection therewith that may be applicable to the transactions contemplated by this Agreement. Seller agrees to indemnify Purchaser from and against any and all costs, claims, and liabilities resulting from any such failure of Seller to comply with any such rules or regulations;

         (9) All mail addressed to Seller relating to the Assets that is delivered to Seller after the Closing Date shall be delivered by Seller to Purchaser upon receipt by Seller;

         (10) From time to time after the Closing Date, at the request of Purchaser and without further consideration, Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as Purchaser may specify so as to convey to, transfer to, vest in, and put Purchaser in possession of the Assets;

         (11) Seller is a corporation duly formed and validly existing under the laws of the State of Illinois and has the power and authority to carry on its business as now conducted, to own and operate the Assets, to execute this Agreement and the other agreements and instruments referred to in this Agreement that it is executing and delivering, and to carry out the transactions contemplated hereby and thereby;

         (12) The execution and delivery by Seller of this Agreement and the other agreements and instruments referred to in this Agreement have been duly authorized by the directors of Seller and constitute legal, valid, binding, and enforceable agreements and instruments of Seller;

         (13) Except for loan # 3301059749 dated May 1, 1998 and loan # 3301059750 dated May 1, 1998 both from the Bank of Edwardsville, in Edwardsville, Illinois, neither the execution, delivery, nor performance of this Agreement or any other agreement or instrument executed and delivered by or on behalf of Seller in connection herewith, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, contravenes Seller's Articles of Incorporation or By-Laws, or any provision of law, statute, rule, regulation, or order of any court or governmental authority to which Seller is subject, or any judgment, decree, franchise, order, or permit applicable to Seller, or conflicts or is inconsistent with or will result in any breach of or constitute a default under any contract, commitment, agreement, understanding, arrangement, or instrument, or result in the creation of or imposition of (or the obligation to create or impose) any lien, encumbrance, or liability on any of the property or assets of Seller, or will increase any such lien, encumbrance, or liability;

         (14) There are no actions, suits, or proceedings pending, or, to Seller's knowledge, threatened or anticipated, before any court or governmental or administrative body or agency affecting Seller or the Assets;

         (15) No order, permission, consent, approval, license, authorization, registration, or validation of, or filing with, or exemption by any governmental agency, commission, board, or public authority is required to authorize, or is required in connection with, the execution, delivery, or performance by the Seller of this Agreement or any other agreement or instrument to be executed or delivered by Seller hereunder;

         (16) Seller has and shall transfer to Purchaser good, valid, and marketable title to all of the Assets, and except for those Assets which may be pledged as security for loan # 3301059749 dated May 1, 1998 and loan # 3301059750 dated May 1, 1998 both from the Bank of Edwardsville, in Edwardsville, Illinois, none of the Assets is subject to any lien, pledge, encumbrance, or charge of any kind, including, but not limited to, claims for unpaid taxes; and,

         (17) Seller agrees to pay and discharge when due all liabilities and obligations of Seller relating to the Assets, including until closing, the Assumed Liabilities.

         (18) That to Seller's knowledge there are no liabilities of Seller that are not listed on Schedule II.


             ARTICLE IX. PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser agrees, represents and warrants that from the date of this Agreement, except as permitted by this Agreement or otherwise consented to in writing by Seller:

         (1) The execution and delivery by Purchaser of this Agreement and the other agreements and instruments referred to in this Agreement constitute legal, valid, binding, and enforceable agreements and instruments of Purchaser;

         (2) Purchaser agrees to provide testimony and cooperate with Seller in any claim or proceeding between Seller and Dwight, Arant, Flex Financial or St. Michael's Trading, all without any payment or compensation except for reimbursement for reasonable travel, food, and lodging expenses; and,

         (3) That to Purchaser's knowledge, there are no liabilities of Seller that are not listed on Schedule II. Purchaser acknowledges that he has been an employee and officer of Seller's business and that Purchaser is not relying on any representation or warranty of Seller except as provided in this Agreement.

                           ARTICLE X. INDEMNIFICATION

         A. Seller indemnifies and agrees to hold Purchaser harmless from, against, and in respect to the following:

         (1) one-half (1/2) of any and all debts, liabilities, or obligations of Seller, direct or indirect, fixed, contingent, or otherwise, arising from activities of Seller between April 1, 1997 and the Closing Date, excepting therefrom any Assumed Liabilities;

         (2) any and all loss, liability, deficiency, or damage suffered or incurred by Purchaser as a result of any default by Seller existing on the Closing Date or any event of default occurring prior to the Closing Date that with the passage of time would constitute a default, under any contract or other agreement assumed by Purchaser under this Agreement;

         (3) any and all loss, liability, deficiency, or damage suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Seller contained in this Agreement or in any certificate, document, or instrument delivered to Purchaser hereunder or in connection herewith;

         (4) any claim for a finder's fee or brokerage or other commission by any person or entity for services alleged to have been rendered at the instance of Seller with respect to this Agreement or any of the transactions contemplated hereby; and

         (5)  any  and  all  actions,  suits,   proceedings,   claims,  demands,
assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

         B. Purchaser indemnifies and agrees to hold Seller harmless from, against, and in respect to the following:

         (1) any and all debts, liabilities, or obligations of Purchaser, direct or indirect, fixed, contingent, or otherwise accruing after the Closing Date related to the Assets or the Assumed Liabilities;

         (2) all liabilities of Seller arising from activities of Seller prior to April 1, 1997;

         (3) one-half (1/2) of all debts, liabilities, or obligations of Seller, direct or indirect, fixed, contingent, or otherwise arising from activities of Seller between April 1, 1997 and the Closing Date, excepting therefrom the Assumed Liabilities.

         (4) any and all loss, liability, deficiency, or damage suffered or incurred by Seller resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or agreement by Purchaser contained in this Agreement or in any certificate, document, or instrument delivered to Seller pursuant hereto or in connection herewith;

         (5) any and all loss, liability, deficiency, or damage suffered or incurred by Seller as a result of Purchaser's failure to discharge the Assumed Liabilities;

         (6) any claim for a finder's fee or brokerage or other commission by any person or entity, for services alleged to have been rendered at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby; and

         (7)  any  and  all  actions,  suits,   proceedings,   claims,  demands,
assessments, judgments, costs, and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in enforcing this indemnity.

         C.  Indemnification of Third-Party Claims

         (1) In order for Purchaser or Seller, as the case may be, to be entitled to any indemnification provided for under this Article, in respect of, arising out of, or involving a claim made by any person, firm, governmental authority, or corporation other than the Purchaser or Seller, or their respective successors, assigns, or affiliates, against the indemnified party, the indemnified party must notify the indemnifying party in writing of this third-party claim within 5 days after receipt by the indemnified party of written notice of the third-party claim.

         (2) If a third-party claim as set forth in paragraph (C)(1) above is made against an indemnified party, the indemnifying party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party. Should the indemnifying party elect to assume the defense of such a third-party claim, the indemnifying party will not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party elects to assume the defense of such a third-party claim, the indemnified party will cooperate fully with the indemnifying party in connection with such defense.

         (3) If the indemnifying party assumes the defense of a third-party claim, then in no event will the indemnified party admit any liability with respect to, or settle, compromise, or discharge, any third-party claim without the indemnifying party's prior written consent, and the indemnified party will agree to any settlement, compromise, or discharge of a third-party claim that the indemnifying party may recommend that releases the indemnified party completely in connection with the third-party claim.

         (4) In the event the indemnifying party shall assume the defense of any third-party claim, the indemnified party shall be entitled to participate in, but not control, the defense with its own counsel at its own expense. If the indemnifying party does not assume the defense of any such third-party claim, the indemnified party may defend the claim in a manner as it may deem appropriate, including, but not limited to, settling the claim or litigation after giving notice of it to the indemnifying party on such terms as the indemnified party may deem appropriate, and the indemnifying party will reimburse the indemnified party promptly in accordance with the provisions of this Article.

         (5)   Anything   contained   in   this   Agreement   to  the   contrary
notwithstanding, Seller shall not be entitled to assume the defense of, but shall be entitled to notice of and to participate in, any third-party claim against Purchaser if the third-party claim seeks an order, injunction, or other equitable relief against Purchaser that, if successful, might interfere with Purchaser's ownership or use of the Assets.

         (6) Notwithstanding any provision of this Agreement to the contrary, Seller shall have no liability to Purchaser and Purchaser shall have no liability to Seller under this Article unless the aggregate of all claims against such party exceeds $1,000 and then only to the extent that such liability exceeds $1,000.
                             ARTICLE XI. TERMINATION

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

         (1) by mutual written consent of the Seller and the Purchaser;

         (2) by the Seller, by written notice to the Purchaser, if any condition set forth in Article VI hereof has not been met at Closing and has not been knowingly and lawfully waived in writing;

         (3) by the Purchaser, by written notice to the Seller, if any condition in Article V hereof has not been met at closing and has not been knowingly and lawfully waived in writing;

         (4) by either the Purchaser or the Seller (by written notice to the other) if the Closing shall not have occurred on or before January 1, 2000.


                           ARTICLE XII. MISCELLANEOUS

         (1) Except as specifically set forth otherwise in this Agreement, all fees and expenses incurred by Seller in connection with this Agreement will be borne by Seller and all fees and expenses incurred by Purchaser in connection with this Agreement will be borne by Purchaser.

         (2) Schedule XII(2) contains a list of Seller's employees which Purchaser intends to offer to hire after the Closing of this transaction.

         (3) This Agreement will be binding on, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the parties hereto.

         (4) This Agreement and the agreements, instruments, schedules, and other writings referred to in this Agreement contain the entire understanding of the parties with respect to the subject matter of this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants, or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all of the parties or their successors or assigns.

         (5) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or a similar nature.

         (6) The section and paragraph headings contained herein are for the convenience of the parties only and are not intended to define or limit the contents of their sections and paragraphs.

         (7) This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Illinois without regard to its conflict of laws provisions.

         (8) All notices, claims, certificates, requests, demands, and other communications under this Agreement will be in writing and notices will be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, return receipt requested, or for overnight delivery, by a nationally recognized overnight mail service, as follows:

         If to Purchaser, to:               Scott A. Beil
                                            700 North Second Street
                                            Third Floor
                                            St. Louis, MO 63102-2519

         With a copy to:                    John McCracken, Attorney
                                            Coffey & Gilbert, P.C.
                                            P.O. Box 247
                                            125 N. Buchanan
                                            Edwardsville, IL 62025


         If to Seller, to:                  Raj Arora
                                            85 Scarsdale Road, Suite 202
                                            North York, Ontario, M3B 2R2


         With a copy to:                    Joseph S. von Kaenel, Attorney
                                            Armstrong Teasdale, L.L.P.
                                            One Metropolitan Square, Suite 2600
                                            St. Louis, Missouri 63102-2740

or to such other address as the party to whom notice is to be given previously may have furnished to the other party in writing in the manner set forth in this section.

         (9) Each party to this Agreement will be responsible for paying its own attorney, accounting, and other costs and expenses incurred in connection with this Agreement.

         (10) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same agreement.

         (11) If any term, condition, or provision of this Agreement shall be declared invalid or unenforceable, the remainder of the Agreement, other than such term, condition, or provision, shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

         (12) This Agreement has been reviewed by both Seller's legal counsel and Purchaser's legal counsel and shall be construed as if it had been prepared and drafted jointly by the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER                                               PURCHASER

ONE PLUS MARKETING, INC.                             /s/ SCOTT A. BEIL

By: /s/ Rajan Arora

Title: President

                                 SCHEDULE I (1)

Item                                                          Quantity

Computers                                                     22
Computer Monitors                                             18
Desks                                                          9
Fold-out Tables                                               15
Chairs (5 spoke)                                              23
Chairs (sidearm)                                               7
Computer Rack Enclosures                                       3
RAID Enclosure                                                 1
NMS AG-T1 boards                                              10
Western Digital 9G SCSI HD                                     4
Mylex RAID Controller                                          2
100 Base T 12 Port Hub                                         2
10/100 Base T 12 Port Hub                                      1
10 Base T 24 Port Hub                                          1
Excel LNX Switch                                               1
25 A DC Power Supply                                           2
POP Chiller                                                    1
Industrial UPS System                                          1
HP Laser Jet 5Si                                               1
LarsCom T3                                                     1
Refrigerator                                                   1
Bunn Coffee Maker                                              1
Microwave                                                      1
Mustek Flatbed Scanner                                         1
Persona Plus Card Printer                                      1
Sharp SF-2118 copier                                           1
Cubicles                                                      16
Onyx Telephone System                                          1
Xerox color printer                                            1

                                 SCHEDULE I (3)

Leases:

1. GE Capital Lease 316715001 (formerly Colonial Pacific, Lease 130619001);

2. GE Capital Lease 316715002 (formerly Colonial Pacific, Lease 130933001); and,

3. Lease dated June 27, 1995 with Arch Assets I, LLC for the office facility located at 700 North Second Street, Suite 300, St. Louis, Missouri;

                                 SCHEDULE I (4)


Telephone Numbers:

1. All of Seller's telephone numbers listed with MCI/Worldcom

2. All of Seller's telephone numbers listed with Cable and Wireless

                                   SCHEDULE II

Liabilities Assumed by Purchaser as listed below:

1. Seller's accounts payable and liabilities incurred in the ordinary course of business prior to the Closing Date or attributable to Seller's activities prior to the Closing Date, including without limitation:

         a)       trade accounts payable;
         b) accrued employee wages, sick pay, vacation pay, severance pay, bonus, and federal, state, and city employment taxes of all employees of Seller working at OPM's St. Louis Office;
         c)       deferred revenue;
         d)       accrued liabilities for the following accounts:
                  i)       Worldcom;
                  ii)      Cable & Wireless;
                  iii)     St. Louis Presort; and,
                  iv)      Commissions;
         e) accounts payable listed on the attached accounts payable report for One Plus Marketing, Inc. dated as of the Closing Date; and,
         f)       Currently  due and payable  state and city  personal  property
                  taxes  for  the  Assets  acquired,   but  not  any  associated
                  interest, late fees, or penalties prior to closing.

2. Notwithstanding anything to the contrary in this Schedule, Seller's accounts payable and liabilities incurred in the ordinary course of business do not include:

a) any and all accounts payable or liabilities incurred without the prior knowledge of Purchaser;
b) intercompany charges between Seller and its parent corporation (Hitcom Corporation, or between Seller and any company affiliated with Seller; nor,
c) any federal, state, county or city taxes (except for tax liabilities assumed by Purchaser in Schedule II paragraphs 1 b), and 1 f) above.

                                 SCHEDULE XII(2)

Employees  the  Purchaser  intends  to offer to hire  after the  Closing of this
Transaction:

         None.